UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 26, 2011

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)
(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2011, the Board of Directors of Citizens Financial Bank (the Bank), a wholly-owned subsidiary of CFS Bancorp, Inc. (the Company), agreed to extend the term of the employment agreement between Thomas F. Prisby, the Company’s and the Bank’s Chairman and Chief Executive Officer, and the Bank for an additional 12 months from the end of its current term, or until May 1, 2012.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

(a), (b).  The 2011 Annual Meeting of Shareholders (the Annual Meeting) of the Company was held on April 26, 2011.  The final number of votes cast with respect to each matter voted on at the Annual Meeting is as follows:

1.  The following individuals were elected as a Class III Director to hold office for a three-year term expiring in 2014 and until their successors are elected and qualified, each by the following vote:

DIRECTOR NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Gregory W. Blaine	6,536,648	955,518	1,831,130
Joyce M. Simon	6,666,827	825,339	1,831,130

2.  The ratification of the appointment of BKD, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,119,622	178,369	25,305	0

3.  An advisory (non-binding) vote to approve the Company’s 2010 executive compensation (say-on-pay).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,225,170	665,364	601,632	1,831,130

4.  An advisory (non-binding) vote on the frequency of an advisory vote on say-on-pay.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
5,673,209	125,429	873,980	819,548	1,831,130

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: April 28, 2011	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice-President